As filed with the Securities and Exchange Commission on
                            October
        27,1995.
                                   Registration No.
               SECURITIES AND EXCHANGE COMMISSION
                        Washington, D.C.  20549


                               FORM S-8

              REGISTRATION STATEMENT UNDER THE SECURITIES ACT
                              OF 1933


                         HAROLD'S STORES, INC.
(Exact name of issuer as specified in its charter)

            Oklahoma               73-1308796
(State or other jurisdiction of    (I.R.S.
Employer
   incorporation   or  organization)
Identification
Number)

   765 Asp, Norman, Oklahoma       73069
(Address of Principal Executive Offices)     (Zip
Code)


              1993 PERFORMANCE AND EQUITY INCENTIVE PLAN
                      (Full title of the
plan)

                           H. Rainey Powell
                                765 Asp
                        Norman, Oklahoma
                            73069 (405)
                            3294045
                     (Name, address and
                     telephone number of
                     agent for service)


             Approximate date of proposed sale to public: From time to time after effective date of this Registration Statement.
                               CALCULATION    OF    REGISTRATION
FEE
                  |               |  Proposed    |    Proposed
|
      Title of     |               |Maximum Offer-|    Maximum
|
Amount of
  Securities to  |  Amount to be |ing Price Per |    Aggregate
|   Registration
 be  Registered  |  Registered   |  Share (1)   |Offering Price
    (1)| Fee
                  |               |              |
|
Common  Stock      |  600,000      | $9.9375 | $5,962,500
|
$2,056.03
$.01 par value    |  shares       |     |
|

(1) Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, calculated based on the average of the high and low sales prices of the Common Stock as reported on the American Stock Exchange for October 24, 1995, which average price was $9.9375 per share.
     The  contents of the Registrant's Registration
Statement on  Form S-8 (File No. 33-68604) and Post
Effective Amendment No. 1 thereto, to the extent
relating to the 1993 Performance and Equity Incentive
Plan (the "1993 Plan") of the Registrant are
incorporated  herein by reference.   This
Registration Statement   has  been filed  in
accordance   with General Instruction E to Form S-8
for the purpose of registering  the offer  and sale
of  additional shares of  Common  Stock  of
Registrant  that may be issued or sold by the
Registrant in connection with the 1993 Plan.
    For a list of exhibits filed as part of this
Registration Statement, see the Exhibit Index hereto.
                              SIGNATURES
     Pursuant  to the requirements of the Securities
Act of 1933, the Registrant certifies that it has
reasonable grounds to  believe that it meets all of
the requirements for  filing on  Form  S-8 and has
duly caused this Registration Statement to be signed
on its behalf by the undersigned, thereunto duly
authorized in  the  City of Norman, State  of
Oklahoma,  on September 22, 1995.
                         HAROLD'S STORES, INC.
                         By: H. Rainey Powell
                             H. Rainey Powell
                             President, Chief
                             Operating Officer and
                             Secretary

        Pursuant to the requirements of the
Securities Act of 1933,  this  Registration
Statement has been signed by the following persons in the capacities and on the dates indicated.



Harold G. Powell                Chairman of the
Board
September 22, 1995              of Directors
Harold G. Powell

Rebecca Powell Casey            Chief Executive
Officer,
September 22, 1995              Director (Principal
Rebecca Powell Casey            Executive Officer)

H.Rainey Powell                 President,Chief
Operating
September 22, 1995              Officer, Secretary and
H. Rainey Powell                Director (Principal
                                Financial Officer)

Linda      Daugherty            Vice President and
September 22, 1995              Controller (Principal
Linda Daugherty                       Accounting
Officer)


Kenneth C.Row                   Director
September 22, 1995
Kenneth C. RowJames A. Agar
Director September 22, 1995
James A. Agar


Michael T. Casey
Director
September 22, 1995
Michael T. Casey
Robert B. Cullum, Jr.
Director
September 22, 1995
Robert B. Cullum, Jr.


Lisa Powell Hunt
Director
September 22, 1995
Lisa Powell Hunt


W. Howard Lester
Director
September 22, 1995
W. Howard Lester


Gary C. Rawlinson
Director
September 22, 1995
Gary C. Rawlinson


William F. Weitzel
Director
September 22, 1995
William F. Weitzel
                             EXHIBIT INDEX

Exhibit
No.     Description


4.1          Certificate   of  Incorporation  of
Registrant
        (Incorporated   by  reference  to  Exhibit
3.1 of
        Registrant's  Registration  Statement  on
        Form 8B, Registration No. 1-10892)

4.2         Bylaws  of Registrant (Incorporated by
reference
        to   Exhibit   3.2   of   Registrant's
Registration
        Statement on Form 8-B, Registration No. 1-
10892) 4.3                       1993 Performance and
Equity Incentive Plan
of
the
        Registrant, as amended
5.1          Opinion of Crowe & Dunlevy,  A
Professional
        Corporation, on legality of securities

23.1         Consent of Crowe & Dunlevy,  A
Professional
              Corporation (included in Exhibit 5.1)
23.2       Consent of KPMG Peat Marwick LLP


























                              EXHIBIT 4.3
As Amended by
Board Resolutions dated
April 28, 1995, and
Appro ved by Shareholders
on June 23, 1995


                         HAROLD'S STORES, INC.

              1993 PERFORMANCE AND EQUITY INCENTIVE PLAN


         1.   Purpose.  The purpose of the 1993
Performance and  Equity Incentive Plan (herein referred
to
as the "Plan") is  to  promote and advance the interest
of Harold's  Stores, Inc.  (the  "Company") and its
shareholders by  enabling  the Company  to attract,
retain and reward managerial  and  other key  employees
and to strengthen the mutuality  of  interests between
such employees and the Company's shareholders.   The
Plan is designed to meet this intent by offering performancebased stock and cash incentives and other equity-based incentive awards thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. In addition, the Plan is intended to secure, retain, motivate and reward
Nonemployee Directors of Company through the grant of Stock Options to Nonemployee Directors.
           2.    Definitions.  For purposes of the Plan,
the
following terms shall have the meanings set forth below:

                (a)   "Award" or "Awards" means an
award or grant made to a Participant under Sections 6 through 10, inclusive, of the Plan.

                (b)  "Board" means the Board of
     Directors of the Company.

               (c)  "Code" means the Internal Revenue
     Code of 1986, as in effect from time to time or any successor thereto, together with rules, regulations and interpretations promulgated thereunder.

                (d)   "Committee" means the Committee of
     the Board constituted as provided in Section 3 of the Plan.

               (e)   "Common Stock" means the Common
Stock, par      value    $0.01 per share, of the Company
or any
     security of the Company issued in substitution, exchange or lieu thereof.

                (f)  "Company" means Harold's Stores,
     Inc., a Delaware corporation, or any successor corporation.

                (g)   "Deferred  Compensation  Stock
     Option" means   any  Stock  Option  granted
     pursuant to the provisions of Section 6 of the Plan that is specifically designated as such.

                 (h)    "Disability"  means  disability
     as determined by the Committee in accordance with standards and procedures similar to those under the Company's longterm disability plan.

                (i)   "Exchange  Act"  means  the
     Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor statute.

                (j)  "Fair Market Value" means, if the
     shares are  traded  on  a  national  securities
     exchange,  the closing  price of the shares on such
     national securities exchange  on  the  day  on
     which such  value  is  to  be determined or, if no
     shares were traded on such day,  on the  next
     preceding day on
     which shares were traded,  as reported  by
     National Quotation Bureau, Inc.  or  other national
     quotation service.  If the principal market for the
     shares is the over-the-counter market, Fair  Market
     Value means the closing "asked" price of the shares
     in the overthe-counter market on the date on  which
     such value is to be determined or, if such asked
     price is not available, the last sales price on
     such day  or, if no shares  were  traded on such
     day, on the next preceding day  on which the shares
     were traded, as reported by the National
     Association  of Securities Dealers  Automatic
     Quotation  System  (NASDAQ) or
     other national  quotation service.  If at any time
     shares of Common Stock are  not traded on an
     exchange or in the over-the-counter market,
Fair  Market Value shall be the value determined by  the
Committee,  taking  into  consideration  those   factors
affecting   or   reflecting  value   which   they   deem
appropriate.   For purposes of determining the  exercise
price of an Incentive Stock Option, Fair Market Value shall not under any circumstances exceed the amount contemplated by Section 422(b)(4) of the Code.

           (k)  "Incentive Stock Option" means any Stock
Option  granted pursuant to the provisions of Section  6
of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422 of the Code.
           (l) "Nonemployee Director" means each person who is a member of the Board of Directors of Company but who is not an employee of Company or a Subsidiary.
           (m)   "Non-Qualified Stock Option" means  any
Stock  Option  granted  pursuant to  the  provisions  of
Section  6  of  the Plan that is not an Incentive  Stock
Option.

            (n)   "Participant"  means  an  employee  of
Company or a Subsidiary who is granted an Award under the Plan, or a Nonemployee Director who is granted a Stock Option pursuant to Section 6(h) of the Plan.

            (o)   "Performance  Award"  means  an  Award
granted pursuant to the provisions of Section 9 of the Plan the vesting of which is contingent on performance attainment.

          (p) "Performance Equity Grant" means an Award of units representing shares of Common Stock granted pursuant to the provisions of Section 9 of the Plan.

           (q)   "Performance Unit Grant" means an Award
of  monetary units granted pursuant to the provisions of
Section 9 of the Plan.

           (r)   "Plan" means this 1993 Performance  and
Equity Incentive Plan of the Company, as set forth herein and as it may be hereafter amended and from time to time in effect.

          (s) "Restricted Award" means an Award granted pursuant to the provisions of Section 8 of the Plan.

           (t)   "Restricted Stock Grant" means an Award
of  shares  of  Common  Stock granted  pursuant  to  the
provisions of Section 8 of the Plan.
          (u)  "Restricted Unit Grant" means an Award
of units   representing  shares  of  Common  Stock
granted pursuant to the provisions of Section 8 of the
Plan.
         (v)  "Retirement" means retirement from
active employment with the Company and its
Subsidiaries  on  or after  the  normal  retirement
date  specified  in  the Company's retirement plan
for salaried employees or such earlier retirement
date as approved by the Committee for purposes of
this Plan.
          (w)  "Stock Appreciation Right" means an
Award to benefit from the appreciation of Common
Stock granted pursuant to the provisions of Section
7 of the Plan.
        (x)  "Stock Option" means an Award to
          purchase
shares   of  Common  Stock  granted  pursuant   to
the
provisions of Section 6 of the Plan.

           (y)   "Subsidiary" means any  corporation
or entity  in  which  the  Company directly  or
indirectly controls  50% or more of the total voting
power  of  all classes of its stock having voting
power.
     3.   Administration.
           (a)   The Plan shall be administered  by
the Committee  to  be appointed from time  to  time
by  the Board.   Members  of the Committee shall
serve  at  the pleasure  of  the Board and the Board
may from  time  to time  remove  members  from,  or
add  members  to,  the Committee.   A majority of
the members of the  Committee shall  constitute  a
quorum for  the  transaction
of business.   Action approved in writing by a
majority of the members of the Committee then serving shall be fully effective as if the action had been taken by unanimous vote at a meeting duly called and held.

           (b)   The Committee is authorized to
construe and  interpret the Plan to promulgate,
amend and rescind rules and regulations relating to
the implementation  of the  Plan and to make all
other determinations necessary or  advisable for the
administration of the  Plan.The Committee  may
designate persons other than  members  of the
Committee  to carry out its responsibilities  under
such  conditions  and limitations as it  may
prescribe. Any  determination, decision or action of
the  Committee in  connection  with  the
construction, interpretation, administration,  or
application of the Plan  shall  be final, conclusive
and binding upon all persons
participating  in  the  Plan  and  any  person
validly claiming under or through persons
participating  in the Plan.   The  Committee's
powers  include,  but are  not limited  to,
modifications, procedures and subplans  as are
necessary to comply with provisions of federal  and
state  securities laws, including, but not  limited
to, provisions  of  federal securities laws
applicable  to executive  officers who receive
Awards under  the  Plan. The  Company  shall effect
the granting of Awards  under the  Plan in
accordance with the determinations made  by the
Committee, by execution of instruments in writing in
such form as approved by the Committee.
Notwithstanding this paragraph (b), and solely to
the extent  necessary to satisfy  the  requirements
of Rule 16b-3  under  the Exchange  Act, the
Committee shall have no discretionary authority with
respect to the eligibility, amount, price or timing
of any Stock Options granted under the Plan to a
Nonemployee Director of Company.
  4.   Plan Duration; Common Stock Subject to Plan.
           (a)   Term.   The  Plan  shall  terminate
on
November  30, 2002, except with respect to  Awards
then outstanding.
           (b)   Shares of Common Stock Subject to
Plan.
The  maximum number of shares of Common Stock in
respect of  which Awards may be granted under the
Plan,  subject to  adjustment as provided in
Section 15 of the Plan, is
     1,000,000.
                If  any  Awards  are  forfeited,
     terminated, expire unexercised, settled in cash in
     lieu of stock  or exchanged  for other Awards, the
     shares of Common  Stock which were theretofor
     subject to such Awards shall again be  available for
     Awards under the Plan to the extent of such
     forfeiture or expiration of such Awards.  Further,
     any  shares  of Common Stock which are used as  full
     or partial payment to the Company by a Participant
     of  the purchase  price of shares of Common Stock
     upon exercise of  a  Stock Option shall again be
     available for  Awards under  the  Plan, as shall any
     shares covered  by  Stock Appreciation Rights which
     are not issued as payment upon exercise.
                Common  Stock which may be issued  under
     the Plan  may  be either authorized and unissued
     shares  or issued shares which have been reacquired
     by the Company. No  fractional  shares of Common
     Stock shall  be  issued under the Plan.
           5.    Eligibility.   Persons eligible  for
Awards
under the Plan shall consist of managerial and other key employees of the Company and/or its Subsidiaries who hold positions of significant responsibilities or whose performance or potential contribution, in the sole judgment of the Committee, will benefit the future success of the Company. In addition, all Nonemployee
Directors of  Company shall  be  eligible  for  Stock
Options under the Plan in accordance solely with the provision of Section 6(h) hereof.

           6.    Stock Options.  Stock Options granted
under
the  Plan may be in the form of Incentive Stock Options,
Non Qualified Stock Options, Deferred Compensation Stock
Options, Nonemployee Director Options and such Stock
Options shall  be subject  to  the  following terms and
conditions and  shall contain such additional   terms and
conditions,not inconsistent with the express provisions of the Plan, as the Committee shall deem desirable:

                (a)   Grant.   Stock Options may  be
     granted under the Plan on such terms and conditions not inconsistent with the provisions of the Plan and in such form as the Committee may from time to time approve. Stock Options may be granted alone, in addition to or in tandem with other Awards under the Plan.

                (b)  Stock Option Price.  The option
     exercise price per share of Common Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.
                (c)   Option  Term.  The term of  each
Stock
     Option shall be fixed by the Committee; except that the term of Incentive Stock Options shall not exceed ten (10) years after the date the Incentive
     Stock Option  is granted.
                (d)  Exercisability.  A Stock Option shall
     be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant. Except as provided in
Section 13 of this Plan, no Stock Option may be exercised unless the holder thereof is at the time of such exercise in the employ of the Company or a Subsidiary and has been continuously so employed since the date such Stock Option was granted.

           (e)  Method of Exercise.  A Stock Option  may
be  exercised,  in whole or in part, by  giving  written
notice  of exercise to the Company specifying the number
of  shares  to  be  purchased.   Such  notice  shall  be
accompanied by payment in full of the purchase price  in
cash  or,  if  acceptable to the Committee in  its  sole
discretion, in shares of Common Stock already  owned  by
the Participant, or by surrendering outstanding  Awards
denominated in stock or stock units.  The Committee  may
also  permit  Participants, either  on  a  selective  or
aggregate basis, to simultaneously exercise Options  and
sell  the  shares  of  Common  Stock  thereby  acquired,
pursuant to a brokerage or similar arrangement, approved
in advance by the Committee, and use the proceeds  from
such sale  as  payment of the purchase  price  of  such
shares.
            (f)    Special  Rules  for  Incentive  Stock
Options.   With  respect  to  Incentive  Stock   Options
granted   under  the  Plan,  the  following   additional
provisions shall apply:

                (i)   The  aggregate Fair  Market  Value
     (determined  as  of  the date the  Incentive  Stock
     Option  is  granted) of the number of  shares  with
     respect  to  which  Incentive  Stock  Options   are
     exercisable for the first time by a Participant during any calendar year shall not exceed One
     Hundred Thousand Dollars ($100,000) or such other limit as may be required by the Code;

                (ii)  If at the time an Incentive  Stock
     Option is granted, the Participant owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of Company, then the terms of the Incentive Stock
     Option shall specify that the exercise price shall be at least 110% of the Fair Market Value of the Common Stock subject to the Incentive Stock Option and such Incentive Stock Option shall not be exercisable after the expiration of five (5) years from the date granted; and

                (iii)The  Committee  shall  include  any
     other  terms  and conditions as may be required  in
     order  that  the  Incentive Stock  Options  qualify
     under   Section  422  of  the  Code  or   successor
     provision.

           (g)   Deferred  Compensation  Stock  Options.
Deferred Compensation Stock Options are intended to provide a means by which compensation payments can be deferred to future dates. The number of shares of Common Stock subject to a Deferred Compensation Stock
Option shall be determined by the Committee, in its sole discretion, in accordance with the following formula:

Amount of Compensation to be Deferred =  Number of (Fair
Market Value - Exercise Price)   Optioned Shares

Amounts of compensation deferred may include amounts earned under Awards granted under the Plan or under any other compensation plan, program or arrangement of the Company as permitted by the Committee.
           Deferred Compensation Stock Options will be granted only if the Committee has reasonably determined that a recipient of such an option will not be deemed at the date of grant to be in receipt of the amount of income being deferred for purposes of the Code.

             (h)     Nonemployee    Director    Options.
Notwithstanding anything elsewhere in the  Plan  to  the
contrary,  each Nonemployee Director shall  be  eligible
for grants  of Stock Options under the Plan  solely  in
accordance   with   this   provision.    The   following
subparagraphs of this paragraph shall apply to the granting of Stock Options to Nonemployee Directors
("Nonemployee Director Options"):

                (i)   Grant of Options.  Each individual
     who is  a Nonemployee Director on the date of  the
     1995 annual  meeting  of shareholders  of  Company
     shall receive an initial option grant to  purchase
     4,500 shares  of  the  Common  Stock  of  Company
     immediately following                       such
     meeting.     Each
     individual  who  becomes  a  Nonemployee   Director
     subsequent   to   the   1995  annual   meeting   of
     shareholders  of Company shall receive  an  initial
     option grant to purchase 4,500 shares of the Common
     Stock   immediately  following  the  date  of   his
     election  to the Board.  Each Nonemployee  Director
     also  shall  receive  subsequent  grants  of  stock
     options  to  purchase 1,500 shares  of  the  Common
     Stock immediately following each annual meeting  of
     shareholders  of Company at which such  Nonemployee
     Director  is  re-elected to the Board.   All  Stock
     Options granted to the Nonemployee Directors shall constitute Non-Qualified Stock Options.

               (ii)  Exercise Price.  The purchase price
     for each share placed under a Stock Option for a Nonemployee Director shall be equal to 100% of the Fair Market Value of such share on the date the Stock Option is granted.

              (iii)  Vesting and Term.  Each Nonemployee
     Director Option shall become vested and exercisable
     in full  on the date six months after the date  of
     grant.  The term of each Stock Option granted to  a
     Nonemployee Director shall be ten (10)  years  from
     the date  of grant, subject to earlier termination
   in  accordance with this subparagraph (iii)  below.
     Options  may be exercised solely by the Nonemployee
     Director  during his lifetime, or in the  event  of
     his  legal incapacity, by his legal representative,
or
     after   his  death,  by the  person  or  persons
     entitled  thereto under his will  or  the  laws  of
     descent  and  distribution.  In the  event  of  the
     death  of a Nonemployee Director while a member  of
     the Board, any unvested portion of the Stock Option
     as  of the date of death shall be vested as of  the
     date  of death, and the option shall be exercisable
     in full by the heirs or other legal representatives
     of  the Nonemployee Director within twelve  months
     following the  date of death.   In  the  event  of
termination of a Nonemployee Director as a member of the Board for any reason other than death or removal from the Board for cause in accordance with applicable law and the Certificate of Incorporation and By-laws of Company, such option shall be exercisable by the Nonemployee
Director or his legal representative within three months of the date of termination as to all then vested portions. If a Nonemployee Director is removed from the Board for cause, the Stock Option shall terminate as of the effective date of removal for cause and the optionee shall have no further rights to exercise any portion of the Stock Option. Notwithstanding the foregoing provisions of this subparagraph
          (iii),  in no event may a Stock Option be
          exercised more than ten years after the date of grant.

                    (iv)   Method  of Exercise.
Nonemployee Director  Options may be exercised  in the
manner provided  in  paragraph  (e)  of  this Section  6
("Method of Exercise").
                     (v)   Other Provisions.  All
          Nonemployee Director  Options  shall be subject
          to  the  other provisions  of  the Plan that are
          not  inconsistent with   the   provisions  of
          this  paragraph   (h); provided,  however,  that
          the Committee shall not have discretionary authority, as otherwise provided by the provisions of this Plan, to make any determination that would alter the effects of a provision of the Plan as to a Nonemployee
          Director Option.
          7.   Stock Appreciation Rights.  The grant of
Stock
Appreciation Rights under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall deem desirable:

                (a)   Stock  Appreciation  Rights.   A
     Stock Appreciation Right is an Award entitling a Participant to receive an amount equal to (or if the Committee shall determine at the time of grant, less than) the excess of the Fair Market Value of a share of Common Stock on the date of exercise over the Fair Market Value of a share of Common Stock on the date of grant of the Stock Appreciation Right, or such other price as set by the Committee, multiplied by the number of shares of Common Stock with respect to which the Stock Appreciation Right shall have been exercised.

               (b)  Grant.  A Stock Appreciation Right may
     be granted  in  tandem with, in addition to  or
     completely independent  of a Stock Option or any
     other
     Award  under the Plan.
                (c)  Exercise. A Stock Appreciation Right
     may be    exercised  by  a  Participant  in
     accordance with
     procedures established by the Committee.  In the case
     of the  grant  of a Stock Appreciation Right to an
     officer
     who is subject to Section 16(b) of the Exchange
     Act, (i) the  Stock  Appreciation Right shall not be
     exercisable within the first six (6) months after the
     date of grant, except  in the event of the death or
     Disability  of  the Participant; and (ii) no payment
     in the form of cash may be  made upon the exercise of
     a Stock Appreciation Right at  any  time  unless such
     exercise is made during  the period beginning on the
     third business day and ending on the  twelfth
     business day following the date of  release for
     publication of the Corporation's quarterly or annual
     statement  of  earnings,  or unless  the Committee
     has provided  that  the Stock Appreciation  Right
     shall  be automatically exercised on one or more
     specified  dates outside of the control of the
     Participant.
                (d)   Form of Payment.  Payment upon
     exercise of  a  Stock Appreciation Right may be made
     in cash,  in shares  of  Common Stock, a Deferred
     Compensation  Stock Option  or  any combination
     thereof, as  the  Committee shall determine;
     provided,  however,  that  any  Stock Appreciation
     Right exercised upon or subsequent to  the occurrence
     of a Change in Control (as defined in Section 16
     hereof) shall be paid in cash.
           8.   Restricted Awards.  Restricted Awards
granted
under  the Plan may be in the form of either Restricted
Stock Grants or Restricted Unit Grants. Restricted Awards
shall be subject  to  the  following terms and  conditions
and  shall contain   such additional   terms   and
conditions,             not inconsistent with the express
provisions of the Plan, as the Committee shall deem desirable:

                (a)   Restricted Stock Grants.  A
     Restricted Stock  Grant  is  an  Award of shares of
     Common  Stock transferred to a Participant subject to
     such  terms  and conditions   as   the Committee
     deems   appropriate, including, without limitation,
     restrictions on the sale, assignment, transfer or
     other disposition of such shares and  the
     requirement that the Participant forfeit  such shares
     back   to  the  Company
upon  termination                                    of
employment for specified reasons within a specified period of time.

                (b)   Restricted Unit Grants.   A
     Restricted Unit Grant is an Award of units (with
     each unit having a value equivalent to one share of Common Stock) granted to a Participant subject to such terms and conditions as the Committee deems appropriate, including, without limitation, the requirement that the Participant forfeit such units upon termination of employment for specified reasons within a
     specified period of time.
                (c) Grants of Awards. Restricted Awards may be granted under the Plan in such form and on such terms and conditions as the Committee may from time to time approve. Restricted Awards may be granted alone, in addition to or
     in tandem with other Awards under  the Plan.   Subject to the
     terms of the Plan, the Committee shall determine the number of Restricted Awards to be granted to a Participant and the
     Committee may  impose different         terms  and  conditions
     on  any
     particular
     Restricted   Award   made  to  any  Participant. Each
     Participant receiving a Restricted Stock Grant shall be issued a stock certificate in respect of such shares of Common
     Stock. Such certificate shall be registered in the name of such Participant, shall be accompanied by a stock power duly executed by such Participant, shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award, and shall be held in custody by the Company until the restrictions thereon shall have lapsed.
                (d)   Restriction Period.  Restricted Awards
     shall provide that in order for a Participant to vest in such Awards, the Participant must remain in the employment of the Company or its Subsidiaries, subject to relief for specified reasons, for such time period commencing on the date of the
Award and ending  on  such later  date            or dates as the
Committee may designate  at
      the  time  of the Award ("Restriction Period").   During
     the  Restriction  period, a Participant  may  not
     sell, assign,  transfer, pledge, encumber or
          otherwise dispose of  shares  of Common Stock
     received under a Restricted Stock Grant. The Committee, in its sole discretion, may provide for the lapse of restrictions in  installments during  the Restriction
     Period.  Upon expiration of  the applicable  Restriction
     period (or lapse of restrictions during  the
     Restriction Period where the restrictions lapse in installments) the Participant shall be
entitled to  receive                              his  or  her
Restricted  Award  or  portion
     thereof, as the case may be.

     (e)    Payment of Awards.  A Participant shall
     be  entitled  to  receive payment for a
Restricted  Unit
     Grant  (or  portion thereof) in an amount
equal to  the
     aggregate  Fair  Market Value of the  shares
of Common
     Stock  covered  by  such Award upon
expiration of  the
    applicable Restriction Period.  Payment in
settlement of a   Restricted  Unit
Grant shall  be  made  as  soon  as
             practicable  following the conclusion of the
respective
     Restriction  Period in cash, in shares of  Common Stock
     equalto the number of units granted under the Restricted Unit Grant with respect to which such payment is made, a
     Deferred Compensation
Stock Option or in any combination                thereof,  as  the
Committee  in  its  sole
     discretion shall determine.

             With respect to a Restricted Stock
Grant, the Committee may also, in its discretion,permit a Participant to elect to receive, in lieu of shares ofunrestricted stock at the conclusion of a Restriction Period, a cash payment equal to the Fair Market Value of the Restricted Stock vesting on the date the restrictions lapse.

                (f)   Rights as a Shareholder.  A
Participant
     shall have, with respect to the shares of Common Stock received under a Restricted
     Stock Grant, all  of  the rights  of  a
     shareholder of the Company, including the right to vote the shares, and the right to receive any cash dividends. Stock dividends issued with respect to the shares covered by a Restricted Stock Grant shall be treated as additional shares under the Restricted Stock
     Grant and shall be subject to the same
     restrictions and other terms and conditions that apply to shares under the Restricted
     Stock Grant with respect to  which such
     dividends are issued.

            9.     Performance  Awards.
    Performance  Awards granted  under  the  Plan
may  be  in    the  form  of either Performance
Equity
Grants or  Performance  nit Grants. Performance
Awards shall be                        subject to
the
following terms and conditions and shall
contain such additional  terms  and conditions,  not
inconsistent with the express provisions of the
Plan, as   the Committee shall deem desirable:
               (a)  Performance Equity Grants.  A
Performance  Equity                    Grant  is  an
Award of units  (with  each  unit      equivalent in
value  to  one share  of  Common  Stock)
granted  to a Participant subject to  such  terms
and conditions as the Committee   deems
appropriate,including,                 without
limitation, the requirement that  the Participant
forfeit   such units or a portion of  such units in
the event certain performance criteria are not met within a designated period of time.

           (b)   Performance Unit Grants.  A
Performance Unit                       Grant    is
an
Award  of  units  (with  each  unit    representing
such monetary amount as                designated
by
the Committee) granted  to a Participant  subject
to such    terms and conditions as the Committee
deems appropriate,   including, without limitation,
the requirement that  the              Participant
forfeit such units or                  a portion of
such    units in the event certain performance
criteria are not                       met within a
designated period of time.

          (c)  Grants of Awards.  Performance
Awards may e   granted under the Plan in such form
as the
Committee may                          from time to
time approve.  Performance Awards  may be
granted alone, in addition to or in tandem with
other Awards  under  the Plan.  Subject to the
terms  of the  Plan,                    the
Committee  shall  determine  the
number  of  Performance Awards to be granted to a
Participant  and the                   Committee
may
impose different terms and conditions on        any
particular  Performance  Award  made  to        any
     Participant.

          (d)    Performance  Goals  and
Performance  Periods.  Performance Awards shall
provide that in order                  for  a
Participant to vest in such Awards  the  Company
and/or  the individual  Participant,  or  his  or
her
     division or unit, must achieve certain
performance goals
("Performance
Goals")  over  a  designated  performance
period ("Performance Period").  The  Performance
Goals
and  Performance  Period shall  be  established  by
the  Committee, in its sole discretion.  The
Committee shall                        establish
Performance Goals for each
Performance  Period                    before,  or
as
soon  as  practicable   after,         the
     commencement  of the Performance Period.  The
Committee  shall  also establish a schedule or
schedules  for  such                   Performance
Period  setting forth the  portion  of  the
     Performance                       Award  which
will be  earned  or  forfeited
     based  on  the degree of achievement of the
Performance  Goals                     actually
achieved  or  exceeded.   In setting
     Performance                       Goals, the
Committee may use such  measures
     of  performance in such manner as it deems
appropriate,   such  as,  for  example,   return  on
equity,  earnings                      growth,
revenue
growth, comparisons to peer companies or
prior period performance of the Participant or  his
or her  division  or unit.  During the Performance
Period,   the  Committee shall have the authority to
adjust upward or                       downward the
Performance Goals in such manner as it deems appropriate.

           (e)   Payment of Awards.  In the  case  of a
Performance Equity  Grant,
the  Participant  shall  be
     entitled to receive payment for each unit earned
in  an  amount  equal to the aggregate Fair Market
Value of  the                          shares of
Common Stock covered by such Award at the time  such
Award is vested or otherwise required to be settled
in  accordance  with  its  terms.   In  the
case  of  a  Performance
Unit  Grant,  the  Participant   shall             be
     entitled to receive payment for each unit earned
     in
     an amount equal to the dollar value of each unit
     times the number
     of units  earned.  Payment in settlement  of  a
     Performance  Award shall be made as soon as
     practicable following  the conclusion of the
     respective  Performance Period                   in
     cash, in shares of Common Stock, a  Deferred
     Compensation Stock Option or in any combination
     thereof, as the Committee in its sole discretion
     shall determine.
          10.  Other Stock-Based and Combination Awards.
                (a)   The  Committee may grant  other
                Awards
   under the Plan pursuant to which Common Stock is or
     may in  the  future  be acquired, or Awards
     denominated  in stock  units, including ones valued
     using measures other than market value.  Such Other
     Stock-Based Grants may be granted  either alone, in
     addition to or in tandem  with any other type of
     Award Granted under the Plan.
               (b)  The Committee may also grant Awards
     under the  Plan in tandem or combination with other
     Awards  or in exchange of Awards, or in tandem or
     combination with, or  as
     alternatives to grants or rights under any other
     employee plan of the Company, including the plan of
     any acquired entity.
                (c)   Subject to the provisions of the
     Plan, the  Committee  shall have authority  to
     determine  the individuals to whom and the time or
     times at which  such Awards
     shall be made, the number of shares  of  Common
     Stock  to be granted or covered pursuant to such
     Awards, and  any  and all other conditions and/or
     terms  of  the Awards.
           11.  Deferral Elections.  The Committee may
permit a   Participant  to elect to defer his or her
receipt  of  the payment  of
cash or the delivery of shares of  Common  Stock
that would otherwise be due to such Participant by virtue
of the earn out or exercise of an Award made under the
Plan.  If any such election is permitted, the Committee
shall establish rules  and  procedures for such payment
deferrals, including, but not limited to, the possible
(a) payment or crediting  of reasonable  interest  on
such deferred  amounts  credited  in cash, (b) the
payment or crediting of dividend equivalents in respect
of deferrals credited in units of Common Stock,  and (c)
granting of Deferred Compensation Stock Options.
            12.    Dividend  Equivalents.   Awards  of
Stock Options,  Stock Appreciation Rights, Restricted
Unit Grants, Performance Equity Grants, and other stock-
based Awards  may, in the
discretion   of  the  Committee,   earn   dividend
equivalents.   In  respect  of  any  such  Award which is
outstanding on a dividend record date for Common Stock, the Participantmay be credited with an amount equal to the amount of cash or stock dividends that would have been paid on the shares of Common Stock covered by such Award had such covered shares been issued and outstanding on such dividend record date. The
Committee shall establish such rules and procedures governing the crediting of dividend equivalents, including the timing, form of payment and payment contingencies of such dividend equivalents, as it deems are appropriate or necessary.

           13.   Termination of Employment.  The  terms
and conditions under which an Award may be exercised after a Participant's termination of employment shall be determined by the Committee.

            In  the  case  of an Incentive Stock Option,
such Award  shall expire no later than the date three
months after the  termination  of  the Participant's
employment  for  any reason  other  than death or
Disability.   In  the  event  of termination  of  the
Participant's employment  by  reason  of death  or
Disability, the Incentive Stock Option shall expire on
the earlier of the expiration of (i) the date specified
in the Award  which in no event shall be later than  12
months after  the  date  of  such  termination,  or  (ii)
the term specified in Section 6(c) of this Plan.
            Notwithstanding  any  other  provision   to
the
contrary, in the event a Participant's employment with the Company or a Subsidiary terminates for any reason within six (6) months of the date of grant of any Award held by the Participant, such Award shall expire as of the date of such termination of employment and the Participant and the
Participant's legal representative or beneficiary shall forfeit any and all rights pertaining to such Award.

          14. Non-transferability of Awards. No Award under the Plan, and no rights or interests therein, shall be assignable or transferable by a Participant except by will or the laws of descent and distribution. During the lifetime of a Participant, Stock Options and Stock
Appreciation Rights are exercisable only by, and payments in settlement of Awards will be payable only to, the Participant or his legal representative.

           15.   Adjustments Upon Changes in
Capitalization,
Etc.

                (a)  The existence of the Plan and the
Awards granted  hereunder shall not affect or restrict in
any way  the right or power of the Board or the
shareholders of  the  Company  to make or authorize any
adjustment, recapitalization, reorganization or other
change in  the Company's capital structure or its
business, any  merger or  consolidation of the Company,
any  issue  of  bonds, debentures,  preferred or prior
preference stocks  ahead of  or  affecting the Company's
capital  stock  or  the rights  thereof, the dissolution
or liquidation  of  the Company  or any sale or transfer
of all or any  part  of its assets or business, or any
other corporate  act  or proceeding.
                 (b)    In   the  event  of  any  change
in
   capitalization  affecting  the  Common  Stock   of
the
     Company,   such  as  a  stock  dividend,  stock
split,
     recapitalization,   merger,   consolidation,   split
up,
     combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board in its discretion may deem appropriate to reflect such change shall be made with respect to the aggregate number of shares of Common Stock for which Awards in respect thereof may be granted under the Plan, the maximum number of shares of Common Stock which may be sold or awarded to any Participant, the number of shares of Common Stock covered by each outstanding Award, and the price per share in respect of outstanding
     Awards.
                (c)    The  Committee  may  also  make
such adjustments in the number of shares covered by, and the price or other value of any outstanding Awards in the event of a spin-off or other distribution (other than normal cash dividends) of Company assets to shareholders. In the event that another corporation or business entity is being acquired by the Company, and the Company agrees to assume outstanding employee stock options and/or stock appreciation rights and/or the obligation to make future grants of options or rights to employees of the acquired entity, the aggregate number of shares of Common Stock available for Awards under
Section 4 of the Plan may be increased accordingly.
     16.  Change in Control.
           (a) In the event of a Change in Control (as defined below) of the Company, and except as the Board may expressly provide otherwise, (i) all Stock Options and Stock Appreciation Rights then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable, (ii) all restrictions and conditions of all Restricted Stock
Grants and Restricted Unit Grants then outstanding shall be deemed satisfied as of the date of the Change in Control, and (iii) all Performance Equity Grants and
Performance Unit Grants shall be deemed to have been fully earned as of the date of the Change in Control, subject to the limitation that any Award which has been outstanding less than six (6) months on the date of the Change in Control shall not be afforded such treatment.

           (b)   A  "Change in Control" of  the  Company
shall have occurred if any Acquiring Person (other  than
the  Company, any Subsidiary, any employee benefit  plan
of the  Company or of any Subsidiary, or any person or
entity organized,  appointed  or  established  by    the
Company  or any Subsidiary for or pursuant to the  terms
of any such  plans), alone  or  together  with         ts
Affiliates and Associates, shall become the beneficial owner of thirty-five percent (35%) or more of the shares of Common Stock then outstanding (except pursuant to an offer for all outstanding shares of the Company's Common
Stock at a price and upon such terms and conditions as a majority of the Continuing Directors determine to be in the best interests of the Company and its shareholders, (other than the Acquiring Person or any Affiliate or Associate thereof on whose behalf the offer is being made)), and the Continuing Directors no longer constitute a majority of the Board.

           (c)  "Acquiring Person" means any person (any
individual,  firm, corporation or other entity)  who or
which,  together  with  all Affiliates  and  Associates,
shall be the beneficial owner of a substantial block
ofthe Company's  Common  Stock; provided,  however,
that Acquiring Person shall not mean Harold G. Powell or
any Affiliate,  Associate, spouse, or lineal  descendant
of
Harold G. Powell, including an adopted child of a lineal
descendant.
           (d)   "Affiliate" and "Associate" shall  have
the  respective meanings ascribed to such terms in  Rule
12b-2  of  the General Rules and Regulations  under  the
Exchange Act.
            (e)   "Continuing  Director" means (i)  any
     individual who is a member of the Board, while  such
     individual  is  a member of the Board, who is not an
     Acquiring  Person, or an Affiliate or  Associate  of
     an Acquiring Person, or a representative or nominee
     of  an Acquiring  Person or of any such Affiliate or
     Associate and was a member of the Board prior to the
occurrence of the  Change in Control date, or (ii) any
successor of  a Continuing Director, while such successor
is a member of the  Board,  and who is not an Acquiring
Person,  or  an Affiliate or Associate, and is
recommended or elected to succeed  the Continuing
Director by a majority  of  the Continuing Directors.
           17.  Amendment and Termination.  The Board may
at any  time  at  its sole discretion submit the  Plan
for the approval  of  the shareholders of the Company,
terminate  the Plan,  or amend it from time to time in
such respects as  the Board  may  deem  advisable,
including, without  limitation, amendments  to  the  Plan
to bring the Plan  into       compliance with,  to  take
advantage of
exemptions or special  treatment afforded  under or to
take into account changes in applicable securities,
federal income tax laws  and  other  applicable laws.  To
the extent permitted by applicable law, the Board's
ability  to effect such amendments or modifications  to
the Plan shall  expressly  extend to and  include
corresponding amendments or modifications to the terms of
existing Awards.
          Notwithstanding the foregoing, solely to the
extent necessary to satisfy the requirements of Rule 16b-
3 under the Exchange Act, the Board may not act more than
once every  six (6)  months  to amend the provisions of
the
Plan relating  to the  eligibility, amount, price or
timing of grants of  Stock Options to Nonemployee
Directors.
           18.  Loans for Exercise of Options.  The
Committee may,  in its discretion, allow Participants to
execute  notes payable  to  the Company in full or
partial payment  for  the shares  of  Common  Stock
acquired in connection        with  the exercise  of
Stock Options granted
under the  Plan.   In  no event, however, may such loan
exceed the amounts allowable to be  loaned by the Company
to such individual for the purposes stated  hereunder as
provided by any regulation of the United States Treasury
or other State or Federal statute.  The terms of  any
such loan, including the interest rate, security  and
repayment terms,  will be subject to the discretion  of
the Committee.
          19.  Miscellaneous.
                (a)  Tax Withholding.  The Company shall
     have the  right to deduct from any settlement,
     including  the delivery  or vesting of shares, made
     under the Plan  any federal,  state or local taxes
     of any kind  required  by law  to be withheld with
     respect to such payments or  to take  such  other
     action as may  be  necessary  in  the opinion of the
     Company to satisfy all obligation for the payment
     of such  taxes.  If Common Stock  is  used  to
     satisfy
     tax  withholding, such stock  shall  be  valued
     based on the Fair Market Value when the tax
     withholding is required to be made.
                (b)   No  Right to Employment.   Neither
     the adoption of the Plan nor the granting of any
     Award shall confer   upon  any  employee  of  the
     Company or any
     Subsidiary  any right to continued employment  with
     the Company or any Subsidiary, as the case may be,
     nor shall it interfere in any way with the right of
     the Company or a  Subsidiary to terminate the
     employment of any of  its
      employees at any time, with or without cause.
            (c)   Unfunded  Plan.   The  Plan  shall  be
unfunded    and  the  Company shall  not  be  required
to
segregate any   assets that may at any time be
represented
by  Awards under the Plan.  Any liability of the
Company to  any person with respect to any Award
under
the  Plan
shall  be  based solely upon any contractual
obligations that  may  be  effected pursuant to the
Plan.   No  such obligation of the Company shall be
deemed to be  secured by  any pledge of, or other
encumbrance on, any property of the Company.
           (d)   Payments  to Trust.  The
Committee is authorized to cause to be established
a trust agreement or several trust agreements
whereunder the Committee may make  payments  of
amounts due  or  to become  due         to
Participants in the Plan.
           (e)   Annulment of Awards.  The grant of
any Award  under  the  Plan payable in cash  is
provisional until cash is paid in settlement
thereof. The grant  of any  Award payable in Common
Stock is provisional          until the
Participant becomes entitled
to the certificate  in settlement
thereof. In the event the employment of a Participant is terminated for cause (as defined below), any Award which is provisional shall be annulled as of the date of such termination for cause. For the purpose of this Section 18(e), the term "terminated for cause" means any discharge for violation of the policies and procedures of the Company or for other job performance or conduct which is detrimental to the best interests of the Company, as determined by the Committee in its sole discretion.

          (f)  Engaging in Competition With Company.
In the event a Participant terminates his or her
employment with   the
Company  or  a  Subsidiary  for  any  reason
whatsoever  (except  after a  Change  in  Control),
and
within  eighteen  (18)  months after  the  date
thereof accepts  employment with any significant
competitor  of, or  otherwise engages in material
competition with,  the Company  or                a
Subsidiary, the Committee,  in  its  sole
discretion,  may require such Participant to  return
to
the  Company  the economic value of any Award  which
is realized  or obtained (measured at the date of
exercise, vesting  or
payment) by such Participant  at  any  time
during  the period beginning on that date which  is
six months   prior   to  the  date  of  such
Participant's
termination  of  employment  with  the  Company   or
a
Subsidiary.

          (g)   Other  Company Benefit and
Compensation Programs.
Payments and other benefits  received  by  a
Participant  under an Award made pursuant  to  the
Plan
shall  not be deemed a part of a Participant's
regular, recurring  compensation for purposes of the
termination indemnity or severance pay law of any
country and  shall not  be  included  in,  nor  have
any  effect  on,  the determination  of  benefits
under  any  other  employee benefit  plan  or
similar arrangement provided  by  the Company or a
Subsidiary unless expressly so provided  by such
other plan or arrangements, or except  where  the
committee expressly  determines that  inclusion  of
an Award or  portion  of an Award should  be
included  to accurately reflect competitive
compensation practices or to  recognize that an
Award has been made in lieu of  a portion of
competitive annual cash compensation. Awards under
the                    Plan
may be made in combination with  or  in
tandem  with, or as alternatives to, grants,  awards
or payments  under  any other Company or Subsidiary
plans. The  Plan notwithstanding, the Company or any
Subsidiary may   adopt
such  other  compensation   programs and additional
compensation  arrangements  as   it   deems
necessary  to  attract, retain and reward employees
for
their service with the Company and its Subsidiaries.
           (h)   Securities Law Restrictions.  No
shares of  Common Stock shall be issued under the
Plan unless
counsel  for  the Company shall be satisfied  that
such issuance  will be in compliance with applicable
Federal and  state securities laws.  Certificates
for shares  of Common Stock delivered under the Plan
may be subject  to such stop-transfer orders and
other restrictions as  the Committee may     deem
advisable
under   the   rules, regulations,  and other
requirements of  the  Securities and  Exchange
Commission, any stock exchange upon which the Common Stock is then listed, and any applicable
Federal or state securities law. The Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

          (i)  Compliance With Rule 16b-3.  With
respect to persons subject to Section 16(b) of the
Exchange Act, transactions under the Plan are
intended to comply  with all   applicable
conditions  of  Rule 16b-3   or         its
successors
under the Exchange Act. To the extent any provision of the Plan or action by the Board of Directors or the Committee fails to so comply, such provision or action shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board of Directors or the Committee.

            (j)    Award  Agreement.   Each
Participant receiving  an Award under the Plan shall
enter  into  an agreement  with the Company in a
form specified      by  the Committee  agreeing to
the terms
and conditions of the Award and such related matters as the Committee shall, in its sole discretion, determine.

          (k)  Costs of Plan.  The costs and
expenses of administering the Plan shall be borne by the Company.

           (l)  Governing Law.  The Plan and all
actions taken thereunder shall be governed by and construed in accordance with the laws of the State of
Delaware.

           (m)  Effective Date.  The Plan was
adopted by the  Board               of  Directors on
May 25,
1993,  subject  to
approval of the stockholders of the Company at the 1993 annual meeting or any adjournment thereof.

            EXHIBIT 5.1



October 25, 1995

Harold's Stores, Inc.
765 Asp
P.O. Drawer 2970
Norman, Oklahoma 73069

          Re:  Harold's  Stores,  Inc.  -  Registration
Statement on    Form S-8 Relating to 600,000  Shares of
Common Stock    Issuable in Connection with  the 1993
Performance    and         Equity Incentive Plan (the
"1993 Plan")

Ladies and Gentlemen:

         We  have  acted as counsel to Harold's Stores,
Inc. (the  "Company")  in connection with the offer  and
sale  of securities   of  the  Company  pursuant  to  a
Registration Statement on Form S-8 (the "Registration
Statement") relating to  the  1993  Plan.   We
understand that  the          Registration Statement
will be filed on or
about October 27,  1995.   You have   requested  our
opinion  as  to  certain  matters   in connection with
the Registration Statement.
          We  have  examined,  and  are  familiar  with,
the originals  or  copies, the authenticity of  which
have been established to our satisfaction, of all
documents  and other instruments we have deemed necessary
to express the opinions hereinafter  set  forth.  We have
assumed  the accuracy  and completeness  of such
documents and instruments  and  of  the information
contained therein.
         Based  on  the foregoing, and upon consideration
of applicable law, it is our opinion that the 600,000
authorized but unissued shares of Common Stock, par value
$.01 per share ("Common  Stock"),  of  the Company
authorized  for  issuance under the 1993 Plan and covered
by the Registration Statement will,  when issued in  the
manner described in the 1993  Plan and upon payment
therefor and delivery thereof as provided in the   1993
Plan,   be  validly  issued,  fully   paid   and
nonassessable.
         We hereby consent to the use of this opinion as an exhibit to the above-captioned Registration
Statement and to the reference to our firm therein and any amendments thereto.
                        Very truly yours,
                         Crowe & Dunlevy CROWE &
                         DUNLEVY
A Professional Corporation









                             EXHIBIT 23.2

                    CONSENT OF INDEPENDENT
AUDITORS The Board of Directors
Harold's Stores, Inc.:


We consent to the use of our report incorporated herein by reference and the reference to our firm under the heading "Experts" in the prospectus.


                             KPMG PEAT MARWICK LLP
Oklahoma City, Oklahoma


October 27, 1995